Exhibit 10.6
SECURED SUBORDINATED CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT
NUPATHE INC.
April 9, 2010

SCHEDULES AND EXHIBITS
TO
SECURED SUBORDINATED CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT

Schedules:
3.3	Capitalization; Voting Rights
3.5	Financial Statements
3.6	Liabilities

Exhibits:
Exhibit A	Schedule of Purchasers
Exhibit B	Form of Secured Subordinated Convertible Promissory Note
Exhibit C	Form of Warrant
Exhibit D	Knowledge Persons
Exhibit E-1 and E-2	Capitalization

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NUPATHE INC.
SECURED SUBORDINATED CONVERTIBLE NOTE AND WARRANT
PURCHASE AGREEMENT
          THIS SECURED SUBORDINATED CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (the “Agreement”) is entered into on April 9, 2010 by and among NuPathe Inc., a Delaware corporation (the “Company”), and the purchasers identified on Exhibit A on the date hereof (the “Purchasers”).
BACKGROUND
          A. The Company currently is in the business of developing therapeutic products for the treatment of neurological and psychiatric disorders (such products developed, manufactured or distributed by the Company, the “Products,” and the development, manufacture or distribution of the Products being the “Business”).
          B. The Company has authorized the sale and issuance of secured subordinated convertible promissory notes substantially in the form attached hereto as Exhibit B (each, as executed by the Company, a “Note” and collectively, the “Notes”) having an aggregate principal amount of up to $10,062,500.
          C. As an inducement to each Purchaser to purchase a Note (or Notes), the Company has authorized the issuance of a warrant to each Purchaser to purchase stock in substantially the form attached hereto as Exhibit C (each, as executed by the Company, a “Warrant” and collectively, the “Warrants”).
          D. Each Purchaser desires to purchase the Notes and the Warrants on the terms and conditions set forth herein.
          E. The Company desires to issue and sell the Notes and the Warrants to each Purchaser on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     1. AGREEMENT TO SELL AND PURCHASE.
          1.1. Authorization of Notes, Shares and Conversion Shares. The Company has authorized (i) the sale and issuance to the Purchasers of the Notes, (ii) the reservation of shares (the "Shares”) of the Company’s Series B Preferred Stock, $0.001 par value per share (“Series B Preferred Stock”), issuable upon conversion of the Notes and (iii) the reservation of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Third Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate”).

          1.2. Authorization of Warrants and Warrant Shares. The Company has authorized (i) the issuance to the Purchasers of the Warrants, (ii) the reservation of shares of Series B Preferred Stock (the “Warrant Shares”), issuable upon exercise of the Warrants and (iii) the reservation of shares of Common Stock issuable upon exercise of the Warrants, and/or conversion of the Warrant Shares, as applicable (the “Warrant Conversion Shares”). The Warrant Shares and the Warrant Conversion Shares will have the rights, preferences, privileges and restrictions set forth in the Certificate. The Company, on the one hand, and each Purchaser, on the other hand, having adverse interests and as a result of arm’s length bargaining, agree that: (a) neither the Purchaser nor any individual or entity affiliated with the Purchaser has rendered any services to the Company in connection with this Agreement; (b) the Warrants are not being issued as compensation; and (c) all tax returns and other information of each party relative to this Agreement and the Notes and Warrants issued pursuant hereto shall consistently reflect the matters agreed to in (a) and (b) above.
          1.3. Sale and Purchase. Subject to the terms and conditions hereof, and in reliance upon the representations, warranties and covenants contained herein, (i) at the Initial Closing (as defined below) the Company shall issue and sell to each Purchaser, severally and not jointly, and each Purchaser shall purchase from the Company, severally and not jointly, a Note having an original principal amount equal to the amount set forth opposite such Purchaser’s name on Exhibit A under Column B (collectively, the “Initial Closing Notes”), and (ii) at the Second Closing (as defined below) the Company shall issue and sell to certain Purchasers, severally and not jointly, and such Purchasers shall purchase from the Company, severally and not jointly, a Note having an original principal amount equal to the amount set forth opposite such Purchaser’s name on Exhibit A under Column C (collectively, the “Second Closing Notes”).
          1.4. Issuance of Warrants. The Company shall issue to each Purchaser a Warrant determined as follows:
               (a) Upon conversion of the Note (or Notes) issued to such Purchaser pursuant to Section 4(b) thereof in connection with an Acquisition Transaction (as defined in the Note), the Company shall issue a Warrant to subscribe for and purchase up to a number of shares of Series B Preferred Stock equal to (i) the outstanding principal amount of the Note (or Notes) at the date of such conversion multiplied by twenty-five percent (25%), divided by (ii) the Acquisition Conversion Price (as defined in the Note). The per share exercise price under the Warrant shall initially be equal to the Acquisition Conversion Price.
               (b) Upon conversion of the Note (or Notes) issued to such Purchaser pursuant to Section 4(c) thereof in connection with a Qualified Financing (as defined in the Note), the Company shall issue a Warrant to subscribe for and purchase up to a number of shares of Equity Securities (as defined in the Note) equal to (i) the outstanding principal amount of the Note (or Notes) at the date of such conversion multiplied by twenty-five percent (25%), divided by (ii) the Qualified Financing Conversion Price (as defined in the Note). The per share exercise price under the Warrant shall initially be equal to the Qualified Financing Conversion Price.
               (c) If the Note (or Notes) issued to such Purchaser is not converted pursuant to Section 4 of the Note, at the Maturity Date (as defined in the Note), the Company shall issue a Warrant to subscribe for and purchase up to a number of shares of Series B Preferred Stock equal to (i) the outstanding principal amount of the Note (or Notes) at the date of such conversion multiplied by twenty-five percent (25%), divided by (ii) the Optional Conversion Price (as defined in the Note). The per share exercise price under the Warrant shall initially be equal to the Optional Conversion Price.

     2. CLOSINGS, DELIVERY AND PAYMENT.
          2.1. Closings. The closing of the sale and purchase of the Initial Closing Notes under this Agreement (the “Initial Closing”) shall take place at 10:00 a.m. on the date hereof, at the offices of Morgan Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, or at such other time or place as the Company and the Purchasers may mutually agree (such date is hereinafter referred to as the “Initial Closing Date”). The closing of the sale and purchase of the Second Closing Notes under this Agreement (the “Second Closing,” and together with the Initial Closing, the “Closings”) shall take place at 10:00 a.m. on April 20, 2010, at the offices of Morgan Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA 19103, or at such other time or place as the Company and the Majority Holders (as defined in the Note) may mutually agree (such date is hereinafter referred to as the “Second Closing Date”); provided, that upon the satisfaction of the conditions set forth in Section 5.1 at the Initial Closing, there shall be no additional conditions with respect to the consummation of the Second Closing.
          2.2. Delivery; Payment. At the Initial Closing and the Second Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser a fully executed Initial Closing Note or Second Closing Note, as applicable, against payment for such securities in cash by wire transfer of immediately available funds made payable to the order of the Company or as it shall direct.
          2.3. Use of Proceeds. The proceeds received by the Company from the sale of the Notes and the Warrants shall be used for general corporate purposes including working capital.
     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
          The Company represents and warrants to each of the Purchasers that the statements made in this Section 3, together with the disclosure set forth on the disclosure schedules referenced herein and attached hereto (the “Schedules”), are true and correct on the date hereof. The Schedules shall be arranged to correspond to the numbered paragraphs contained in this Section 3, and the disclosure in any paragraph of the Schedules shall qualify other subsections in Section 3 only to the extent that it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other subsections. As used herein, the term “Knowledge” means the actual knowledge, following such inquiries and investigations as would be deemed appropriate by a reasonable businessperson engaged in a business similar to the Business in the prudent management of his or her business affairs, of the persons set forth on Exhibit D and the term “Actual Knowledge” means the actual knowledge of the persons set forth on Exhibit D.
          3.1. Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell each of the Notes and to issue each of the Warrants and, upon conversion of the Notes, to issue the Shares and, upon conversion of the Shares, to issue the Conversion Shares, and, upon exercise of the Warrants, to issue the Warrant Shares and, upon conversion of the Warrant Shares, to issue the Warrant Conversion Shares (the Notes, Shares, Conversion Shares, Warrants, Warrant Shares and Warrant Conversion Shares are sometimes referred to herein, collectively or separately as the context may require, as the "Securities”), and to carry out the provisions of this Agreement, the Notes and the Warrants and to carry on its Business as currently conducted and as currently proposed to be conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company (a “Material Adverse Effect”).

          3.2. Subsidiaries. The Company does not have any Subsidiaries (as defined below). The Company does not own any ownership interest or profits interest in any other corporation, limited liability company, limited partnership or other entity. The Company is not a participant in any joint venture, partnership or similar arrangement. For the purposes of this Agreement, "Subsidiaries” means, with respect to any Person (as defined below) (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or governmental entity.
          3.3. Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, consists of: (i) 73,050,000 shares of Common Stock, par value $0.001 per share, of which 3,131,250 shares are issued and outstanding and an aggregate of 8,366,095 shares are reserved for future issuance pursuant to the NuPathe Inc. 2005 Equity Compensation Plan, as amended (the “Company Equity Incentive Plan”), and (ii) 53,967,262 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), 17,056,914 of which are designated Series A Preferred Stock, $0.001 par value per share (“Series A Preferred Stock”), 16,922,506 of which are issued and outstanding, and 36,910,348 of which are designated Series B Preferred Stock, 36,173,834 of which are issued and outstanding; and immediately prior to the Closing, all issued and outstanding shares of the Company’s Common Stock, Series A Preferred Stock and Series B Preferred Stock (1) have been duly authorized and validly issued to the persons listed on Exhibit E-1 hereto in the amounts set forth thereon, (2) are fully paid and nonassessable, and (3) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. When issued in compliance with this Agreement, the Notes, the Warrants and the Certificate, the Securities will be, except as set forth on Schedule 3.3, free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchasers; provided, however, that the Shares, the Warrant Shares, the Conversion Shares and the Warrant Conversion Shares may be subject to restrictions on transfer under the Related Agreements (as defined below) and state and/or federal securities laws. The Shares and the Conversion Shares have been duly and validly reserved for issuance. The rights, preferences, privileges and restrictions of the Series B Preferred Stock and the Common Stock are as stated in the Certificate. Except as set forth on Schedule 3.3, and except as may be granted pursuant to the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), or other agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as set forth on Schedule 3.3 and except as may be granted pursuant to the Related Agreements, there are no proxies, stockholder agreements or any other agreements between the Company and any stockholder of the Company or, to the Company’s Knowledge, between any stockholders of the Company, related to the capital stock of the Company, including agreements relating to the voting of the capital stock of the Company. Except as set forth in the Company Equity Incentive Plan or on Schedule 3.3, no stock plan, stock purchase agreement, stock option agreement or other equity-based agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidation, sale of stock or assets, change in control or other similar transaction by the Company. The total outstanding capital stock of the Company on a fully diluted basis immediately following the Closing on a pro forma basis will be as set forth as Exhibit E-2. For purposes of this Agreement, “Related Agreements” means the Amended and Restated Investor Rights Agreement, dated as of July 8, 2008, by and among the Company and the other parties named therein (the “Investor Rights Agreement”) and the Amended and Restated Stockholders Agreement, dated as of July 8, 2008, by and among the Company and the other parties named therein (the “Stockholders Agreement”).

          3.4. Authorization; Binding Obligations. All actions by or on behalf of the Company or the stockholders necessary for the authorization of this Agreement, the Notes and the Warrants, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Notes and the Warrants pursuant hereto and the authorization and reservation of the Shares, the Warrant Shares, the Conversion Shares and the Warrant Conversion Shares pursuant to the Certificate have been taken or will be taken prior to the Closing. This Agreement (assuming due execution and delivery by the Purchasers), the Notes and the Warrants, when executed and delivered, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Sections 2.9 or 3.14 of the Investor Rights Agreement may be limited by applicable law.
          3.5. Financial Statements. The Company has delivered, or will deliver, to the Purchasers (a) the unaudited financial statements (balance sheet, statement of operations, and statement of cash flows) of the Company as of and for the year ended December 31, 2009 and (b) the unaudited financial statements (balance sheet, statement of operations, and statement of cash flows) of the Company as of and for the two (2) months ended February 28, 2010, copies of which are attached hereto as part of Schedule 3.5 (collectively, the “Financial Statements”). The Financial Statements, together with the notes thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, and are complete and correct in all material respects and present fairly, in all material respects, the results of operations, financial condition and position of the Company as of the dates presented, subject (in the case of unaudited financial statements) to normal year-end adjustments, which adjustments will not be materially adverse to the Company, and an absence of footnotes.
          3.6. Liabilities. The Company does not have any direct or indirect liabilities, indebtedness or obligations, known or unknown, asserted or unasserted and whether accrued, absolute, contingent, matured or unmatured (collectively, “Liabilities”), that are not disclosed in the Financial Statements, incurred in the ordinary course of business since the date thereof or set forth on Schedule 3.6 attached hereto, other than Liabilities incurred in the ordinary course of business after February 28, 2010 (the “Statement Date”) that are not individually in excess of $25,000 or in excess of $100,000 in the aggregate. The Company is not a guarantor or indemnitor of any indebtedness of any other Person.
          3.7. Litigation. There is no action, suit or proceeding pending or, to the Company’s Actual Knowledge, any threatened action, suit or proceeding against the Company or any investigation of the Company.
          3.8. Tax Returns and Payments. The Company has timely filed all tax returns, or timely filed appropriate extensions for such returns, required to be filed by it, and the Company has timely paid all taxes owed by it (whether or not shown on any tax return).
          3.9. Real Property Holding Corporation. The Company is not, and has not ever been, a “United States real property holding corporation” as that term is defined in Section 897 of the Internal Revenue Code of 1986, as amended.
          3.10. Consents; Approvals. No consent, approval, waivers or authorization of, or designation, declaration or filing with any court, governmental authority or instrumentality or arbitrator or any other Person is required in connection with the valid execution, delivery and performance of this Agreement, the Notes and the Warrants (including, without limitation, the issuance of the Shares, the

Warrant Shares or the Conversion Shares), except such filings that have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closings as will be filed in a timely manner.
          3.11. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act”) and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.
          3.12. Compliance with Laws; Permits. The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government of any instrumentality or agency thereof in respect of the conduct of the Business or the ownership of its properties which violation would have a Material Adverse Effect.
          3.13. Investment Company Act. The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
          3.14. No Broker. The Company has not employed any broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.
     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.
          Each Purchaser hereby represents and warrants to the Company, severally, individually and not jointly, as follows, as of the date hereof:
          4.1. Requisite Power and Authority. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All actions on Purchaser’s part required for the lawful execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of Purchaser hereunder and thereunder, have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be a valid and binding obligation of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 or 3.14 of the Investor Rights Agreement may be limited by applicable laws.
          4.2. Investment Representations. Purchaser understands that none of the Securities have been registered under the Securities Act, under any state securities laws or under securities laws of any other jurisdiction. Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in this Agreement. Purchaser hereby represents and warrants as follows:
               (a) Purchasers Bear Economic Risk. Purchaser understands that the Securities will be “restricted securities” under applicable securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations the Securities may be resold without registration and/or qualification under the

Securities Act only in certain limited circumstances. Purchaser has substantial experience in evaluating and participating in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its purchase of securities in the Company and has the capacity to protect its own interests. Purchaser is capable of bearing the economic risk of this purchase indefinitely and is able to bear a complete loss of its holdings in the Company. Purchaser also represents that it has not been organized for the purpose of acquiring the Securities.
               (b) Acquisition for Own Account. Purchaser is acquiring the Securities for its own account, not as nominee or agent, and not with a view towards their resale or distribution or any part thereof, and Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.
               (c) Accredited Investor. Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act.
               (d) Discussions with the Company; Access to Information. Purchaser has had an opportunity to discuss the Company’s Business, management and financial affairs with the Company’s management. Purchaser has had an opportunity to ask questions of and receive answers from, officers of the Company. Purchaser has made, either alone or together with its advisors, such independent investigation of the Company, its management and related matters as it deems to be, or as such advisors have advised to be, necessary or advisable in connection with the purchase of the Securities; and to Purchasers knowledge, Purchaser and its advisors have received all information and data that they, and such advisors, believe to be necessary in order to reach an informed decision as to the advisability of the purchase of the Securities, bearing in mind (among other factors, without limitation) that Purchaser may not be able to dispose of the Securities for the indefinite future.
          4.3. Transfer Restrictions. Purchaser acknowledges and agrees that the Shares and the Warrant Shares and, if issued, the Conversion Shares, are subject to restrictions on transfer as set forth in the Related Agreements and/or applicable state and/or federal securities laws.
          4.4. Litigation. There is no action, suit, proceeding or investigation pending, or to each Purchaser’s knowledge, currently threatened against Purchaser which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby.
          4.5. No Broker. Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.
          4.6. Residence. The office or offices of Purchaser in which it made its decision to purchase the Securities is located at Purchaser’s respective address set forth beneath Purchaser’s name on the signature pages hereto.
     5. CONDITIONS TO CLOSING.
          5.1. Conditions to Purchasers’ Obligations at the Closings. The obligations of the Purchasers to consummate the transactions contemplated herein is subject to the satisfaction, on or prior to the date of the Closing, of the conditions set forth below.

               (a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Initial Closing Date. As of the Initial Closing, the Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Initial Closing Date. At the Initial Closing, the Purchasers shall have received certificates of the Company dated as of the date of the Initial Closing, signed by an officer of the Company, certifying as to the fulfillment of the conditions set forth in this Section 5.1 and the truth and accuracy of the representations and warranties of the Company contained herein (as qualified by the Schedules) as of the Initial Closing Date.
               (b) Issuance in Compliance with Laws. The sale and issuance of the Notes and the Warrants and the proposed issuance of the Shares, Warrant Shares and Conversion Shares shall be legally permitted by all laws and regulations to which any of the Purchasers and the Company are subject.
               (c) Filings, Consents, Permits, and Waivers. The Company and the Purchasers shall have made all filings and obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by the Agreement.
               (d) Reservation of Shares, Warrant Shares and Conversion Shares. The Shares issuable upon conversion of the Notes and the Conversion Shares shall have been duly authorized and reserved for issuance upon such conversion. The Warrant Shares issuable upon the exercise of the Warrants and the Conversion Shares shall have been duly authorized and reserved for issuance upon such exercise or conversion, as applicable.
               (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
               (f) Proceedings and Litigation. No action, suit or proceeding shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of Shares or the other transactions contemplated by this Agreement.
               (g) No Material Adverse Effect. There shall have occurred no event or condition that has had, or reasonably could be expected to have, a Material Adverse Effect or which could adversely affect the Company’s ability to perform its obligations under this Agreement.
               (h) Purchaser Approvals. As of the Initial Closing, all requisite approvals of the general partners or investment committees, as applicable, of each Purchaser necessary for the performance of the transactions contemplated by this Agreement shall have been obtained.
               (i) Approval of Safeguard. As of the Initial Closing, all approvals of Safeguard Delaware, Inc., necessary for the performance of the transactions contemplated by this Agreement shall have been obtained.
               (j) Secretary’s Certificate. The Company shall have executed and delivered to the Purchasers a certificate of the Secretary of the Company attaching (A) the Certificate as in effect at the Initial Closing, (B) the Bylaws of the Company in effect at the Initial Closing, (C) copies of resolutions by the Board of Directors authorizing and approving this Agreement, the issuance and delivery of the Notes, Warrants, Shares, Warrant Shares and the Conversion Shares, and an amendment to the Certificate required thereby (the “Amendment”), and copies of resolutions by the stockholders of the Company authorizing and approving the transactions contemplated by this Agreement and the Amendment (collectively, the “Resolutions”); and (D) certifying as to the incumbency of the officers executing this Agreement, the Notes, the Warrants and any other documents contemplated by this Agreement.
               (k) Security Agreement. The Company shall have executed and delivered a Security Agreement in form and substance reasonably acceptable to the Purchasers and their counsel (the “Security Agreement”).
               (l) Subordination Agreement. The Company and Oxford Finance Corporation shall have executed and delivered a Subordination Agreement with respect to the subordination of the indebtedness evidenced by the Notes (the “Subordination Agreement”).
          5.2. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated herein to be consummated at each Closing is subject to the satisfaction, on or prior to such Closing of the conditions set forth below.
               (a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties of the Purchasers contained herein shall be true and correct on and as of the date of such Closing. As of the date of such Closing, the Purchasers shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the date of such Closing.
               (b) Proceedings and Litigation. No action, suit or proceeding shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of the Securities or the other transactions contemplated by this Agreement.
               (c) Subordination Agreement. The Purchasers and Oxford Finance Corporation shall have executed and delivered the Subordination Agreement.
     6. COVENANTS OF THE PARTIES.
          6.1. Directors’ and Officers’ Insurance. The Company shall maintain the Directors’ and Officers’ insurance described in Section 3.11 of the Investor Rights Agreement.
          6.2. Key Person Life Insurance. The Company shall maintain a key person life insurance policy on the life of each of Jane H. Hollingsworth and Terri B. Sebree in an aggregate amount of $2,000,000 per individual, the proceeds of which shall be payable to the Company.
          6.3. Reservation of Stock. As of or prior to Initial Closing, the Company shall, and shall cause its stockholders to, take any and all action necessary to reserve for issuance the number of Shares, Warrant Shares, Conversion Shares and Warrant Conversion Shares into which all of the Notes and Warrants to be sold or issued hereunder are convertible or exercisable, as applicable, and shall take (or cause to be taken) such further action from time to time thereafter to increase the number of Conversion Shares or Warrant Conversion Shares reserved for issuance as required by any increase in the number of Conversion Shares into which the Shares and Warrant Shares may then be converted.
          6.4. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use their good faith commercially reasonable efforts to take, or cause to be taken, without any party being obligated to incur any material internal costs or make any payment or payments to any third party or parties which, individually or in the aggregate, are material and are not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereunder, including (a) obtaining all required consents, and (b) the execution and delivery of any additional documents, agreements and instruments (in form and substance reasonably satisfactory to the parties) necessary to consummate the transactions contemplated hereunder and to fully carry out the purposes of this Agreement.
          6.5. Post-Closing Filings. In connection with the Closing, the Company and the Purchasers, if required, agree to file all required forms or filings under applicable laws within the time required by such laws, including the filing of any UCC financing statements required pursuant to the Security Agreement.
          6.6. Amendment of Certificate. The Company shall, immediately prior to the exercise of the Warrants, take all necessary actions to amend the Certificate to authorize, solely for the purpose of issuance upon exercise of such Warrants, such number and kind of shares of capital stock as may then be issuable upon the exercise of the Warrants, including, without limitation, the Warrant Shares. The Company covenants that all shares of capital stock which shall be so issuable will, upon the exercise of the Warrant, be duly and validly issued and fully paid and nonassessable by the Company.
          6.7. Affixation of Legend. The Company shall affix a legend to each Note stating that such Note is subject to the terms of the Subordination Agreement, as it may be amended, restated or modified from time to time.
     7. MISCELLANEOUS.
          7.1. Indemnification.
               (a) The Company agrees to indemnify, defend and hold harmless the Purchasers and their affiliates and their respective officers, directors, trustees, agents, representatives, employees, partners and controlling persons (each, an “Indemnified Party”) against any and all Losses (as hereinafter defined) arising out of or relating to any legal, administrative or other actions (including actions brought by the Purchasers or the Company or any equity holders of the Company or any derivative actions brought by any Person claiming through or in the Company’s name), proceedings or investigations (whether formal or informal), or written threats thereof, based upon, resulting from, relating to or arising out of any misrepresentation or breach of any representation, warranty, covenant or agreement by the Company in this Agreement or in any of the Notes and the Warrants.
               (b) The Company shall indemnify, defend and hold harmless each Indemnified Party against any and all Losses of such Indemnified Party resulting from or arising out of any third party or governmental action or claim based upon the Indemnified Party’s status as a security holder of the Company (including, without limitation, any and all Losses arising under the Securities Act, the Securities Exchange Act of 1934, as amended, or similar securities law, any other federal or state statute, rule, regulation or law, or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by such Indemnified Party as a security holder. Notwithstanding the foregoing, the Company shall not be obligated to indemnify or hold harmless any Indemnified Party under this Section 7.1(b) against any Losses resulting from or arising out of any third party or governmental action or claim if it has been finally determined by a court or other trier of fact of competent jurisdiction that such Losses were the result of (i) a breach of such Indemnified Party’s fiduciary duty, (ii) any action or omission made by the Indemnified Party in bad faith or (iii) any criminal action on the part of such Indemnified Party.
               (c) In connection with the obligation of the Company to indemnify for expenses as set forth in Sections 7.1(a) and 7.1(b) above, the Company shall reimburse each Indemnified Party for all such expenses (including reasonable expenses of investigation and reasonable fees, disbursements and other charges of counsel in connection with any claim, action, suit or proceeding) as they are incurred by such Indemnified Party. “Losses” means all losses (including the diminution in the value of the Shares purchased by Purchaser), claims (including any claim by a third party), damages, expenses (including reasonable fees, disbursements and other charges of counsel incurred by the Indemnified Party in connection with any claim, action, suit or proceeding, including any action between the Indemnified Party and the Company or between the Indemnified Party and any third party) or other Liabilities.
          7.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware without regard to the conflicts of laws principles of any jurisdiction. No suit, action or proceeding with respect to this Agreement or any of the Notes or Warrants may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agreed not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or any of the Notes or Warrants and for any counterclaim therein.
          7.3. Survival. The representations, warranties, covenants and agreements made herein shall survive the Closings and any investigation made by the Purchasers for a period of two (2) years. All statements as to factual matters contained in any certificate delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties made by the Company hereunder solely as of the date of such certificate.
          7.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto. This Agreement may not be assigned without the prior written consent of the other parties hereto, except that each Purchaser may assign its rights and obligations hereunder to any affiliate or affiliates without such prior written consent provided that any such affiliate agrees to be subject to the terms of the Investor Rights Agreement to the same extent as if such affiliate was an original Holder (as defined in the Investor Rights Agreement) with respect to any Registrable Securities (as defined in the Investor Rights Agreement) that may be issued to such affiliate.
          7.5. Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, and the Notes and Warrants and each of the Exhibits delivered pursuant thereto constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
          7.6. Severability. If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

          7.7. Amendment and Waiver. This Agreement may be amended or modified only upon the approval of the Company and the written consent of the Purchasers purchasing a majority of the outstanding principal amount of the Notes including any Notes that have been transferred to affiliates of the Purchasers.
          7.8. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Notes, the Warrants or the Certificate, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement, the Notes, the Warrants or under the Certificate or any waiver on such party’s part of any provisions or conditions of the Agreement, the Notes, the Warrants or the Certificate must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Notes, the Warrants, the Certificate, Bylaws of the Company, or otherwise afforded to any party, shall be cumulative and not alternative.
          7.9. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt or (e) when sent by electronic mail, upon confirmation of receipt by the recipient via electronic mail. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchasers at the address set forth on the signature pages hereto or at such other address as the Company or the Purchasers may designate by ten (10) days advance written notice to the other parties hereto.
          7.10. Expenses.
               (a) The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, including, without limitation, any costs and expenses of its counsel.
               (b) The Company shall pay all of the reasonable fees and expenses incurred by the Purchasers with respect to the negotiation and execution of this Agreement and the Notes and the Warrants, including the reasonable fees and expenses of accounting, consulting and legal counsel to the Purchasers and related due diligence expenses incurred by the Purchasers.
          7.11. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          7.12. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts (including execution by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.
          7.13. Acknowledgment. Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement or in any other Notes or Warrants shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement and the Notes and Warrants, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement and the Notes and Warrants irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after the Closing.
          7.14. Publicity. Except as otherwise required by law or applicable stock exchange rules, no announcement or other disclosure, public or otherwise, concerning the transactions contemplated by this Agreement shall be made, either directly or indirectly, by any party hereto which mentions another party (or parties) hereto without the prior written consent of such other party (or parties), which consent shall not be unreasonably withheld, delayed or conditioned.
          7.15. Exculpation by Purchasers. Each Purchaser acknowledges that it is not relying upon the representations or warranties of any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. In addition, each Purchaser acknowledges that the obligations of each Purchaser hereunder are several, and such Purchaser is not entering into this Agreement in reliance upon the covenants of the other Purchasers party hereto.
          7.16. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
          7.17. Pronouns. All pronouns contained herein, and any variations thereof shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.
          7.18. Pari Passu Notes. The Purchasers and the Company acknowledge and agree that the right of payment of all or any portion of the outstanding principal amounts of each of the Notes and all interest thereon shall be pari passu in right of payment and in all other respects to all of the other Notes. In the event a Purchaser receives payments in excess of its pro rata share of the Company’s payments to all of the Purchasers, then such Purchaser shall hold in trust all such excess payments for the benefit of the other Purchasers and shall pay such amounts held in trust to such other Purchasers upon demand by such Purchasers.
[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Subordinated Convertible Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY: NUPATHE INC.
By:	/s/ Jane H. Hollingsworth
	Name:	Jane H. Hollingsworth
	Title:	Chief Executive Officer

227 Washington Street, Suite 200
Conshohocken, PA 19428
Attention: Chief Executive Officer
Telephone: (484) 567-0130
Facsimile: (484) 567-0136

with a copy to:

Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Michael N. Peterson
Telephone: (215) 963-5025
Facsimile: (215) 963-5001
Email: mpeterson@morganlewis.com

— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

PURCHASERS: SR ONE, LIMITED
By:	/s/ [ILLEGIBLE]
Name:
Title:

SR One, Limited
161 Washington Street, Suite 500
Conshohocken, PA 19428
Attention: General Partner
Telephone: (610) 567 1000
Facsimile: (610) 567 1039
with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Christopher S. Miller, Esquire
Telephone: (610) 640-7837
Facsimile: (267) 200-0854
Email: millerc@pepperlaw.com

— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

QUAKER BIOVENTURES II, L.P.

By:	QUAKER BIOVENTURES CAPITAL II, L.P.,
its general partner
By:	QUAKER BIOVENTURES CAPITAL II, LLC,
its general partner

By:	/s/ Richard S. Kollender
Name: Richard S. Kollender
Title: Vice President

Quaker BioVentures II, L.P. Cira Centre 2929 Arch Street Philadelphia, PA 19104-2868 Attention: Vice President Telephone: (215) 988-6800 Facsimile: (215) 988-6801 with a copy to:

Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103
Attention: Christopher S. Miller, Esquire
Telephone: (610) 640-7837
Facsimile:  (267) 200-0854
Email: millerc@pepperlaw.com
— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

BIRCHMERE VENTURES III L.P.

By:	BV3 Management LP, general partner

By:	BV3 LLC, general partner

By:	BV3GP Investors, LLC,
Managing Member

By:	Bay City Capital LLC, Manager

By:	/s/ Jeanne Cunicelli
Jeanne Cunicelli
Authorized Signatory

One North Shore Center Suite 201, 12 Federal Street Pittsburgh, PA 15212 Attention: Facsimile: (412) 322-3226

BIRCHMERE VENTURES III TSIB L.P.

By:	BV3 Management LP, general partner

By:	BV3 LLC, general partner

By:	BV3GP Investors, LLC,
Managing Member

By:	Bay City Capital LLC, Manager

By:	/s/ Jeanne Cunicelli
Jeanne Cunicelli
Authorized Signatory

One North Shore Center Suite 201, 12 Federal Street Pittsburgh, PA 15212 Attention: Facsimile: (412) 322-3226
— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

SAFEGUARD DELAWARE, INC.

By:	/s/ Stephen T. Zarrilli
Name: Stephen T. Zarrilli
Title: SVP/CFO

1 1105 N. Market St. Suite 1300 Wilmington, DE 19801 Attention: Dee Blackburn

with a copy to:

Safeguard Delaware, Inc. 435 Devon Park Drive Building 800 Wayne, PA 19087 Attention: General Counsel Fax: 610-293-0601
— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

BATTELLE VENTURES, LP

By:	BVP GP, LLC, its General Partner

By:	/s/ Tracy S. Warren
Name: Tracy S. Warren
Title: Member

103 Carnegie Center, Suite 100 Princeton, NJ 08540 Attention: Tracy Warren, General Partner Facsimile No: (609) 921-8703

INNOVATION VALLEY PARTNERS, LP

By:	IVP GP, LLC, its General Partner

By:	/s/ Tracy S. Warren
Name: Tracy S. Warren
Title: Member

103 Carnegie Center, Suite 100 Princeton, NJ 08540 Attention: Tracy Warren, General Partner Facsimile No: (609) 921-8703
— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

By:	/s/ Jane H. Hollingsworth
Jane H. Hollingsworth

NuPathe Inc. 227 Washington Street, Suite 200 Conshohocken, PA 19428

By:	/s/ Suzanne M. Hanlon
Suzanne M. Hanlon

NuPathe Inc. 227 Washington Street, Suite 200 Conshohocken, PA 19428

By:	/s/ Keith A. Goldan
Keith Goldan

NuPathe Inc. 227 Washington Street, Suite 200 Conshohocken, PA 19428
— Subordinated Convertible Note and Warrant Purchase Agreement Signature Pages —

EXHIBIT A — SCHEDULE OF PURCHASERS

	Column A	Column B	Column C	Column D
	Pro Rata Share of	Principal Amount	Principal Amount	Aggregate Principal
Name of Purchaser	the Notes	for Initial Closing	for Second Closing	Amount
SR One, Limited	11.25%	$1,132,075	—	$1,132,075
Quaker BioVentures II, L.P.	33.75%	$3,396,226	—	$3,396,226
Safeguard Delaware, Inc.	27.00%	$2,716,981	—	$2,716,981
Birchmere Ventures III, L.P.	8.88%	$794,771	$98,814	$893,585
Birchmere Ventures III TSIB, L.P.	5.00%	$447,059	$55,583	$502,642
Battelle Ventures, LP	12.15%	$1,222,642	—	$1,222,642
Innovation Valley Partners, LP	1.35%	$135,849	—	$135,849
Jane H. Hollingsworth	0.50%	$50,000	—	$50,000
Suzanne Hanlon	0.05%	$5,000	—	$5,000
Keith Goldan	0.07%	$7,500	—	$7,500
Total	100%	$9,908,103	$154,397	$10,062,500

EXHIBIT B
FORM OF SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (1) PURSUANT TO THE EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT; OR (2) IF, IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE AND/OR FEDERAL SECURITIES LAWS.
IN ACCORDANCE WITH THE TERMS OF A SUBORDINATION AGREEMENT, DATED AS OF APRIL 9, 2010 (THE “SUBORDINATION AGREEMENT”), BY AND AMONG THE PURCHASERS (AS DEFINED HEREIN), THE COMPANY (AS DEFINED HEREIN) AND OXFORD FINANCE CORPORATION (THE “SENIOR LENDER”), THE PURCHASER HAS SUBORDINATED THE INDEBTEDNESS EVIDENCED BY THIS SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) AND ANY SECURITY INTEREST OR LIEN THAT THE PURCHASER MAY HAVE IN ANY PROPERTY OF THE COMPANY TO THE INDEBTEDNESS OWED BY THE COMPANY TO SENIOR LENDER AND THE SECURITY INTEREST OF SENIOR LENDER IN THE ASSETS OF THE COMPANY, NOTWITHSTANDING THE RESPECTIVE DATES OF ATTACHMENT OR PERFECTION OF THE SECURITY INTEREST OF THE PURCHASER AND SENIOR LENDER. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE NOTE AND THE SUBORDINATION AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.
SECURED SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$	Issue Date: April 9, 2010
     For Value Received, NuPathe Inc., a Delaware corporation (the “Company”), promises to pay to                                            or its assigns (the “Purchaser”) the principal sum of                                            Dollars ($                      ) together with interest on the outstanding principal amount at the annual rate of 8%, compounding monthly. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full or converted in accordance with the provisions hereof. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. This Note is one of a series of secured subordinated convertible promissory notes issued by the Company pursuant to that certain Subordinated Convertible Note and Warrant Purchase Agreement, dated as of April 9, 2010, by and among the Company, the Purchaser and the other parties named therein (as the same may be amended from time to time, the “Purchase Agreement”), and is entitled to the benefits of the Purchase Agreement. Such secured subordinated convertible promissory notes are collectively referred to as “Notes” and the holders of the Notes are collectively referred to as “Purchasers.” Terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.

     1. Payments. All payments of interest and principal shall be in lawful money of the United States of America. All payments shall be applied first to costs of collection, if any (but only if such costs of collection are incurred after an Event of Default), then to the payment of accrued interest, and thereafter to principal. Payments of principal and interest shall be made, at the election of the Purchaser, by check or wire transfer of immediately available lawful money of the United States of America sent to the holder at the address or bank account, as the case may be, furnished to the Company for such purpose.
     2. No Prepayment. Subject to the terms of the Subordination Agreement, the Company may not prepay, redeem or otherwise acquire this Note prior to the Maturity Date (as defined below) without the prior written consent of the holders of Notes representing at least a majority of the then outstanding aggregate principal amount of the Notes (the “Majority Holders”).
     3. Security. The indebtedness of the Company arising under this Note is secured by the Security Documents. “Security Documents” shall mean all mortgages, instruments, pledge agreements, assignments, acceptance agreements, financing statements, stock powers and any other agreements, documents and instruments, now or hereafter existing, creating, perfecting or relating to the obligations under this Note, together with all amendments, modifications, renewals, extensions or restatements thereof, in each case subject to the terms of the Subordination Agreement.
     4. Mandatory Conversion.
          (a) Public Offering Conversion. In the event that the Company consummates an initial firm commitment underwritten offering of the Company’s Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) (such offering, an “IPO”) on or before the Maturity Date, then simultaneous with the initial closing of the IPO, the outstanding principal balance of this Note, together with all accrued and unpaid interest under this Note, shall automatically convert without any further action by the Purchaser into shares of the Company’s Common Stock at a conversion price equal to eighty percent (80%) of the price per share at which shares of the Company’s Common Stock are sold to the public in the IPO. Upon issuance, such shares shall not be registered under the Securities Act but the Purchaser shall have the registration rights with respect thereto set forth in the Company’s Amended and Restated Investor Rights Agreement, dated as of July 8, 2008, as amended.
          (b) Acquisition Conversion. In the event that the Company enters into a definitive agreement to effect a Liquidity Event (as defined in the Company’s Third Amended and Restated Certificate of Incorporation, as amended from time to time) on or before the Maturity Date (an “Acquisition Transaction”) then, immediately prior to the closing of the Acquisition Transaction, the outstanding principal balance of this Note, together with all accrued and unpaid interest under this Note, shall convert in whole without any further action by the Purchaser into shares of the Company’s Series B Preferred Stock at a per share conversion price equal to eighty percent (80%) of the price for which the Company’s Series B Preferred Stock was last sold (currently $0.93) (the “Acquisition Conversion Price”).

2.

          (c) Financing Conversion. In the event that on or before the Maturity Date the Company issues and sells Equity Securities (as defined below) to investors acceptable to the Majority Holders (the “Investors”) in an equity financing with total proceeds to the Company of not less than Ten Million Dollars ($10,000,000) (excluding the conversion of the amounts outstanding under the Notes) (a “Qualified Financing”), then the outstanding principal balance of this Note, together with all accrued and unpaid interest under this Note, shall automatically convert without any further action by the Purchaser into shares of such Equity Securities sold in the Qualified Financing at a conversion price equal to the price per share paid by the Investors purchasing such Equity Securities (the “Qualified Financing Conversion Price”), and the issuance of such Equity Securities to the Purchaser shall have the same terms and conditions as given to the Investors in the Qualified Financing. For purposes of this Note, the term “Equity Securities” shall mean Preferred Stock of the Company (“Preferred Stock”) that has a liquidation preference, dividend rights and other similar rights that are senior to, or pari passu with, the most senior existing series of Preferred Stock.
     5. Optional Conversion. If this Note is outstanding on the Maturity Date and the Company has not (i) filed an effective registration statement under the Securities Act with respect to an IPO or (ii) entered into a definitive agreement with respect to an Acquisition Transaction, the Majority Holders may elect by written consent to convert the outstanding principal balance of all Notes (including this Note), together with all accrued and unpaid interest under all Notes (including this Note), without any further action by any Purchaser, into shares of the Company’s Series B Preferred Stock at a per share conversion price equal to eighty percent (80%) of the price for which the Company’s Series B Preferred Stock was last sold (currently $0.93) (the “Optional Conversion Price”).
     6. Maturity Date. If this Note has not previously been converted in accordance with the terms of Sections 4 or 5 above, and the Company has not (i) filed an effective registration statement under the Securities Act with respect to an IPO or (ii) entered into a definitive agreement with respect to an Acquisition Transaction, then the entire outstanding principal balance together with all accrued and unpaid interest under this Note shall be due and payable on December 31, 2010 (the “Maturity Date”).
     7. Event of Default. Subject to the terms of the Subordination Agreement, the outstanding principal amount of this Note plus all accrued and unpaid interest thereon shall, at the election of the Majority Holders, become immediately due and payable without notice or demand, upon the happening of any one of the following specified events, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Company, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental authority (each, an “Event of Default”):
          (a) the Company’s failure to pay any amount as herein set forth and such nonpayment shall continue uncured for a period of five (5) business days after written notice by the Purchaser thereof;
          (b) the making of a general assignment for the benefit of creditors by the Company;

3.

          (c) the filing of any petition or the commencement of any proceeding against the Company or any endorser or guarantor of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days;
          (d) the failure to observe or perform any covenant or agreement required to be observed or performed by the Company under this Note or the Purchase Agreement or under any document, instrument or agreement executed and delivered in connection with this Note (collectively, the “Related Documents”), and such failure shall continue after the expiration of ten (10) business days following notice from the Purchaser of such failure;
          (e) any representation or warranty of the Company under any Related Document shall have been false or misleading in any material respect when made; or
          (f) the Company defaults in the payment of any other obligation for borrowed money, which default is not (i) cured within any grace or cure period applicable thereto or (ii) otherwise waived by the applicable lender.
     8. Default Rate. Beginning on the occurrence of any Event of Default and during the continuance thereof, this Note shall bear interest at a rate that shall be five percentage points (5.0%) in excess of the interest rate in effect from time to time under this Note, but in no event shall such rate exceed the maximum rate then allowable by law (the “Default Rate”). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. The Company agrees that the Default Rate is imposed as liquidated damages for the purpose of defraying the Purchaser’s expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the Purchaser’s exercise of any rights and remedies hereunder, or under applicable law, and any fees and expenses of any agents or attorneys which the Purchaser may employ. In addition, the Company acknowledges that the Default Rate reflects the increased credit risk to the Purchaser of carrying a loan that is in default. The Company agrees that the Default Rate is a reasonable forecast of just compensation for anticipated and actual harm incurred by the Purchaser, and that the actual harm incurred by the Purchaser cannot be estimated with certainty and without difficulty.
     9. Remedies Cumulative, etc.
          (a) No right or remedy conferred upon or reserved to the Purchaser is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Purchaser; and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.
          (b) The Company hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, notice of dishonor and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, all amounts due under this Note. With respect to any final, nonappealable order, judgment or decree of a court of

4.

competent jurisdiction, to the extent permitted by law, the Company waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.
     10. Warrants. Upon any conversion of this Note pursuant to Sections 4(b), 4(c) or 5 above, or, in the absence of such conversion, at the Maturity Date, the Company shall issue to the Purchaser a Warrant substantially in the form attached hereto as Exhibit A in accordance with Section 1.4 of the Purchase Agreement.
     11. Pari Passu Notes. By accepting this Note, the Purchaser acknowledges and agrees that the right of payment of all or any portion of the outstanding principal amounts of each of the Notes and all interest thereon shall be pari passu in right of payment and in all other respects to all of the other Notes. In the event the Purchaser receives payments in excess of its pro rata share of the Company’s payments to all of the Purchasers in respect of the Notes, then such Purchaser shall hold in trust all such excess payments for the benefit of the other Purchasers and shall pay such amounts held in trust to such other Purchasers upon demand by such Purchasers.
     12. Waiver by Holder. No waiver of any obligation of the Company under this Note shall be effective unless it is in a writing signed by the holder hereof. A waiver by the holder hereof of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.
     13. Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth (5th) business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed as follows:
     if to the Company, at
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
Attention:   Chief Executive Officer
Telephone: (484) 567-0130
Facsimile:  (484) 567-01362
     with a copy to,
Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention:   Michael N. Peterson
Telephone: (215) 963-5025
Facsimile:  (215) 963-5001
Email:         mpeterson@morganlewis.com

5.

and, if to the holder, at the most recent address provided to the Company by the holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.
     14. Assignment. This Note will be registered on the books of the Company or its agent as to principal and interest. The Purchaser may assign or otherwise transfer this Note to any affiliate of such Purchaser that is an “accredited investor” without the prior written consent of the Company; provided that (i) any such transferee agrees to be subject to the terms of the Amended and Restated Investor Rights Agreement, dated as of July 8, 2008, by and among the Company and the other parties named therein (the “Investor Rights Agreement”) to the same extent as if such transferee was an original Holder (as defined in the Investor Rights Agreement) with respect to any Registrable Securities (as defined in the Investor Rights Agreement) that may be issued to such transferee and (ii) any transfer of this Note will be effected only by surrender of this Note to the Company and reissuance of a new note to the transferee. Any other assignment or transfer of this Note by the Purchaser shall require the prior written consent of the Company.
     15. Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.
     16. Governing Law. This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of law of any jurisdiction.
     17. Attorneys’ Fees. In the event of any Event of Default hereunder pursuant to which the Majority Holders elect to accelerate this Note, the Company shall pay all reasonable attorneys’ fees and court costs incurred by the Purchaser in enforcing and collecting this Note.
     18. Amendment. Except as otherwise provided in this Note, no modification or amendment hereof shall be effective unless (i) made in a writing signed by appropriate officers of the Company, (ii) such amendment or modification is approved by the Majority Holders, (iii) such amendment or modification is made to all of the Notes issued pursuant to the Purchase Agreement, and (iv) such amendment or modification is made in accordance with the terms of the Subordination Agreement.
     19. Reservation of Securities. The Company shall take all necessary actions to reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon conversion of this Note, such number and kind of shares of capital stock as may then be issuable upon the direct and indirect conversion of all amounts owing under this Note. The Company covenants that all shares of capital stock which shall be so issuable will, upon the conversion of this Note as herein provided, be duly and validly issued and fully paid and nonassessable by the Company.

6.

     20. Waiver of Jury Trial. The Company irrevocably waives any and all rights the Company may have to a trial by jury in any action, proceeding or claim arising from or relating to this Note, any documents executed in connection with this Note or any transaction contemplated by this Note or such documents. The Company acknowledges that the foregoing waiver is knowing and voluntary.
     21. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.
[Signature Page Follows]

7.

     This Secured Subordinated Convertible Promissory Note has been executed and delivered as of the Issue Date by the undersigned as duly authorized representative of the Company.

NuPathe Inc.
By:
	Name:	Jane H. Hollingsworth
	Title:	Chief Executive Officer

[Signature Page to NuPathe Inc. Secured Subordinated Convertible Promissory Note]

Exhibit A
Form of Warrant
(Please see attached)
[Exhibit A to NuPathe Inc. Secured Subordinated Convertible Promissory Note]

EXHIBIT C
FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE OR FEDERAL SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, OR ASSIGNED EXCEPT: (1) PURSUANT TO THE EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT; OR (2) IF, IN THE OPINION OF COUNSEL FOR THE REGISTERED OWNER HEREOF, WHICH OPINION IS REASONABLY SATISFACTORY TO THE COMPANY, THE PROPOSED SALE, TRANSFER OR ASSIGNMENT MAY BE EFFECTED WITHOUT SUCH REGISTRATION AND WILL NOT BE IN VIOLATION OF APPLICABLE STATE AND/OR FEDERAL SECURITIES LAWS
NUPATHE INC.
WARRANT TO PURCHASE SHARES
OF PREFERRED STOCK

Warrant No.	Issue Date: , 20
     THIS CERTIFIES THAT, for value received,                      (“Holder”), is entitled to subscribe for and purchase up to                      shares of                                          (as applicable, the “Shares”) of NuPathe Inc., a Delaware corporation (the “Company”), at the Warrant Price (as defined below), subject to the provisions and upon the terms and conditions set forth herein. As used herein, “Note” shall mean that certain Secured Subordinated Convertible Promissory Note, dated as of April                     , 2010, made by the Company in favor of the Holder. This Warrant is one of a series of Warrants to purchase Shares of Preferred Stock issued by the Company pursuant to that certain Subordinated Convertible Note and Warrant Purchase Agreement, dated as of April                     , 2010, by and among the Company, the Holder and the other parties named therein (as the same may be amended from time to time, the “Purchase Agreement”). Terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Purchase Agreement.
     1. Warrant Price. The per share exercise price (the “Warrant Price”) initially shall be equal to $                     per share as set forth in the Note. The Warrant Price shall be subject to adjustment as provided in Section 6 below.
     2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised at any time, or from time to time, in whole or in part, during the term commencing on the date hereof and ending on the earlier to occur of (i) the seventh (7th) anniversary of such date and (ii) the consummation of an IPO (as defined in the Note).
     3. Method of Exercise; Payment; Issuance of Shares.
          (a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of the Company (as set forth in Section 11 below) and by payment to the Company, by cashier’s or other check acceptable to the Company representing immediately available funds, of an amount equal to the then applicable Warrant Price multiplied by the number of Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be in the name of, and delivered to, the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes).

          (b) Net Issue Exercise. If the Fair Market Value of one Share is greater than the Warrant Price (at the date of such calculation), then in lieu of exercising this Warrant pursuant to Section 3(a), the Holder may elect to receive Shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to Holder the number of Shares computed using the following formula:

Where X	=	the number of Shares to be issued to Holder.
Y	=	the number of Shares purchasable under this Warrant (at the date of such calculation).
A	=	the Fair Market Value of one Share issuable under this Warrant (at the date of such calculation).
B	=	Warrant Price (as adjusted to the date of such calculation).
          (c) Fair Market Value. For purposes of this Section 3, “Fair Market Value” of one Share issuable under this Warrant shall mean: the fair market value of such security determined by a third party appraiser designated by a majority of the members of the Company’s Board of Directors (the “Board”) who are not affiliated with any Purchaser (the “Independent Directors”) and reasonably acceptable to the Requisite Holders (the “Appraiser”); provided, however, that if the parties fail to agree on an Appraiser, then the Independent Directors, on the one hand, and the Majority Holders (as defined in the Note), on the other hand, shall each select its own independent appraiser, which appraisers shall then select an independent appraiser to finally determine the Fair Market Value. If either the Independent Directors, on the one hand, or the Majority Holders, on the other hand, fails to select an independent appraiser, then the successfully selected independent appraiser shall finally determine the Fair Market Value. The Company shall bear all fees and expenses in connection with the selection and engagement of the Appraiser
     4. Legends. Each certificate representing the Shares shall be endorsed with the following legend:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”
     The Company need not enter into its stock register a transfer of Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

     5. Stock Fully Paid; Reservation of Shares. All Shares that may be issued upon the exercise of the rights represented by this Warrant, will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens, and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of Shares to provide for the exercise of the rights represented by this Warrant.
     6. Adjustment for Certain Events. In the event of changes in the outstanding Shares (or the Company’s Common Stock in the event the Shares have been converted into Common Stock) by reason of stock dividends, split-ups, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available for purchase pursuant to this Warrant in the aggregate and the Warrant Price shall be correspondingly adjusted, as appropriate, by the Board. The adjustment shall be such as will give the Holder of this Warrant upon exercise for the same aggregate Warrant Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.
     7. Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 6 hereof, the Company shall prepare a certificate signed by the Company’s chief executive officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number of Shares issuable upon exercise of the Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to the Holder of this Warrant as set forth in Section 11 hereof.
     8. No Fractional Shares. No fractional Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional share the Company shall make a cash payment therefore upon the basis of the Warrant Price then in effect.
     9. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder for any United States or state of the United States documentary stamp tax or other incidental expense within respect to the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.
     10. Miscellaneous.
          (a) Successors. This Warrant shall be binding upon any successors or assigns of the Company.
          (b) Assignment. The Holder may assign or otherwise transfer this Warrant to any affiliate of such Holder that is an “accredited investor” without the prior written consent of the Company; provided that (i) any such transferee agrees to be subject to the terms of the Amended and Restated Investor Rights Agreement, dated as of July 8, 2008, by and among the Company and the other parties named therein (the “Investor Rights Agreement”) to the same extent as if such transferee was an original Holder (as defined in the Investor Rights Agreement) with respect to any Registrable Securities (as defined in the Investor Rights Agreement) that may be issued to such transferee and (ii) any transfer of this Warrant will be effected only by surrender of this Warrant to the Company and reissuance of a new warrant to the transferee. Any other assignment or transfer of this Warrant by the Holder shall require the prior written consent of the Company.

          (c) Amendment. Except as otherwise provided in this Warrant, no modification or amendment hereof shall be effective unless (i) made in a writing signed by appropriate officers of the Company, (ii) such amendment or modification is approved by the Majority Holders (as defined in the Note), and (iii) such amendment or modification is made to all of the Warrants issued pursuant to the Purchase Agreement.
          (d) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to the conflicts of laws principles of any jurisdiction.
          (e) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
          (f) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday
          (g) No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder of the Company with respect to shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions (other than as expressly provided for in this Warrant) or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company
          (h) Compliance with Securities Laws. The Holder, by acceptance hereof, acknowledges that this Warrant and the Shares to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of applicable federal and state securities laws.
     11. Notices. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt required, and postage pre-paid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as the Company or the Holder hereof shall have furnished to the other party.
     If to the Company:
NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
Attention: Chief Executive Officer
Telephone: (484) 567-0130
Facsimile: (484) 567-01362
with a copy to:
Morgan Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Michael N. Peterson
Telephone: (215) 963-5025

Facsimile: (215) 963-5001
Email: mpeterson@morganlewis.com
and, if to the Holder, at the most recent address provided to the Company by the Holder for such purpose; or, in each case, to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.
[Signature Page Follows]

     IN WITNESS WHEREOF, NuPathe Inc. has caused this Warrant to Purchase Shares of Preferred Stock to be executed by its officers thereunto duly authorized.
Dated as of this       day of                     , 20     .

NuPathe Inc.
By:
Name:
Title:

NOTICE OF EXERCISE

TO:	NuPathe Inc. 227 Washington Street, Suite 200 Conshohocken, PA 19428 Attention: Chief Executive Officer
     The undersigned,                                          (“Holder”) elects to acquire shares of                                          of NuPathe Inc. (the “Company”), pursuant to the terms of the Warrant to Purchase Shares of Preferred Stock dated                                          (the “Warrant”).
     The Holder exercises its rights under the Warrant as set forth below:
     1. The Holder elects to purchase                     shares of the Company’s                                          and tenders herewith a check in the amount of $                     as payment of the purchase price.
     2. The Holder surrenders the Warrant with this Notice of Exercise.
     3. The Holder represents that it is acquiring the aforesaid shares of                                          for investment and not with a view to or for resale in connection with, distribution and that the Holder has no present intention of distributing or reselling the shares.
     Please issue a certificate representing the shares of                                          in the name of the Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.
By:

Name:

Title:

Date:

EXHIBIT D
KNOWLEDGE PERSONS
Each of Jane Hollingsworth, Terri Sebree, Suzanne Hanlon and Keith Goldan.

EXHIBITS E-1 AND E-2
CAPITALIZATION

Capitalization by Owner Report-Actual NuPathe, Inc. Period End: 3/31/2010 Grouped by Participant Type	Exhibit E-1

	Financing Rounds					Outstanding Shares by Plan
						NuPathe Inc		Outside of
		Common				2005 Equity		Option Plan-
		Stock- RSA,	Common Stock-			Compensation	Outside of ’05	Series B	Outstanding
Participant Name	Common Stock	unvested	total	Series A	Series B	Plan	Equity Plan	warrants	Total	Total	%
Ben Franklin Technology Partners of SE Pa			0	374,268	516,129				0	890,397	1.36%
Biotechnology Greenhouse Corp of SE Pa			0	988,261	268,817				0	1,257,078	1.92%
Climax, John	50,000		50,000	987,724	537,634	15,000			15,000	1,590,358	2.43%
Coulaloglou, Michele	1,250		1,250						0	1,250	0.00%
Dillon, John	50,000		50,000			90,000			90,000	140,000	0.21%
Felker, Ezra	45,000	15,000	60,000			615,289			615,289	675,289	1.03%
Felker, Ezra H., IRA			0		48,387			1,128	1,128	49,515	0.08%
Goldan, Keith			0		26,882	799,122			799,122	826,004	1.26%
Hanlon, Suzanne	135,000	5,000	140,000		26,882	298,038		627	298,665	465,547	0.71%
Hollingsworth, Bradford Irrevocable Trust	50,000		50,000						0	50,000	0.08%
Hollingsworth, Jane	1,225,000	25,000	1,250,000	143,668	53,763	2,046,877		1,253	2,048,130	3,495,561	5.34%
Hollingsworth, Jane Irrevocable Trust	50,000		50,000						0	50,000	0.08%
O’Neill, Carol	118,750	1,250	120,000			154,000			154,000	274,000	0.42%
Pierce, Mark			0		107,527	351,645		2,506	354,151	461,678	0.71%
Sebree, Terri	1,325,000	25,000	1,350,000			1,214,086			1,214,086	2,564,086	3.92%
Jackson, David	10,000		10,000			10,000			10,000	20,000	0.03%
Battelle Ventures L.P.			0	2,274,194	3,387,097			67,670	67,670	5,728,961	8.75%
BioAdvance Ventures, L.P.			0	1,792,115	1,433,692			25,063	25,063	3,250,870	4.97%
Birchmere Ventures III L.P.			0	2,293,907	1,949,820			34,754	34,754	4,278,481	6.54%
Birchmere Ventures III TSIB, L.P.			0	1,290,323	1,096,775			19,549	19,549	2,406,647	3.68%
Innovation Valley Partners, L.P.			0	413,978	376,344			7,519	7,519	797,841	1.22%
Lambe, Ronan			0	987,724	537,634				0	1,525,358	2.33%
Quaker Bio Ventures II			0		12,903,226			300,754	300,754	13,203,980	20.17%
Safeguard Delaware Inc			0	5,376,344	7,526,881			150,377	150,377	13,053,602	19.94%
SR One Ltd.			0		5,376,344			125,314	125,314	5,501,658	8.40%
Angelov. Angel						215,000			215,000	215,000	0.33%
Arnold, Susan	12,655					14,917			14,917	14,917	0.02%
Barb, Tracey						34,464			34,464	34,464	0.05%
Beg, Jamil						10,000			10,000	10,000	0.02%
Brown, Charles G.						48,000			48,000	48,000	0.07%
Cardillo, Marco						5,000			5,000	5,000	0.01%
Cassidy, L. Wayne						25,000			25,000	25,000	0.04%
Chandler-Skerkis, Amy						30,000			30,000	30,000	0.05%
Cola, Michael						265,000			265,000	265,000	0.40%
Curtin, Theresa						36,164			36,164	36,164	0.06%
Higgins, Donna						35,000			35,000	35,000	0.05%
Jones, Mary						31,964			31,964	31,964	0.05%
Klos, Monica						145,858			145,858	145,858	0.22%
Kolbush-Jackson, Donna						35,464			35,464	35,464	0.05%
Logan, Honora						10,000			10,000	10,000	0.02%
McLaughlin, Gerald						687,289			687,289	687,289	1.05%
Milan, Pola						15,786			15,786	15,786	0.02%
Nett, Erica L._assignee of Robert Nett						72,000			72,000	72,000	0.11%
Nett, Nicholas E._assignee of Robert Nett						72,000			72,000	72,000	0.11%
Richardson, Lauren						25,572			25,572	25,572	0.04%
Siegel, Steven						20,000			20,000	20,000	0.03%
Stiles, Deborah						5,000			5,000	5,000	0.01%
Sussman, Joel						26,457			26,457	26,457	0.04%
Whetstone, Robert						75,000			75,000	75,000	0.11%
Oxford Finance Corp						0	134,408		134,408	134,408	0.21%
Outstanding Shares Pool			0			831,103			831,103	831,103	1.27%
Totals	3,072,655	71,250	3,131,250	16,922,506	36,173,834	8,366,095	134,408	736,514	9,237,017	65,464,607	100.00%

Capitalization by Owner Report- PROFORMA , POST DEBT CONVERSION NuPathe, Inc. Period End: 3/31/2010 Grouped by Participant Type	Exhibit E-2 Assumptions: (1) notes convert on 9/30/2010 and (2) notes convert at 80% of the Series B price of $0.93/share ($0.74/share)

	Financing Rounds						Outstanding Shares by Plan
							NuPathe Inc		Outside of
		Common					2005 Equity		Option Plan-
		Stock- RSA,	Common Stock-			PROFORMA	Compensation	Outside of ’05	Series B	PROFORMA	Outstanding	PROFORMA
Participant Name	Common Stock	unvested	total	Series A	Series B	Series B-2	Plan	Equity Plan	warrants	Warrants	Total	Total	%
Ben Franklin Technology Partners of SE Pa			0	374,268	516,129						0	890,397	1.07%
Biotechnology Greenhouse Corp of SE Pa			0	988,261	268,817						0	1,257,078	1.51%
Climax, John	50,000		50,000	987,724	537,634		15,000				15,000	1,590,358	1.92%
Coulaloglou, Michele	1,250		1,250								0	1,250	0.00%
Dillon, John	50,000		50,000				90,000				90,000	140,000	0.17%
Felker, Ezra	45,000	15,000	60,000				615,289				615,289	675,289	0.81%
Felker, Ezra H., IRA			0		48,387				1,128		1,128	49,515	0.06%
Goldan, Keith			0		26,882	10,526	799,122			2,534	801,656	839,064	1.01%
Hanlon, Suzanne	135,000	5,000	140,000		26,882	7,018	298,038		627	1,689	300,354	474,254	0.57%
Hollingsworth, Bradford Irrevocable Trust	50,000		50,000								0	50,000	0.06%
Hollingsworth, Jane	1,225,000	25,000	1,250,000	143,668	53,763	70,176	2,046,877		1,253	16,892	2,065,022	3,582,629	4.32%
Hollingsworth, Jane Irrevocable Trust	50,000		50,000								0	50,000	0.06%
O’Neill, Carol	118,750	1,250	120,000				154,000				154,000	274,000	0.33%
Pierce, Mark			0		107,527		351,645		2,506		354,151	461,678	0.56%
Sebree, Terri	1,325,000	25,000	1,350,000				1,214,086				1,214,086	2,564,086	3.09%
Jackson, David	10,000		10,000				10,000				10,000	20,000	0.02%
Battelle Ventures L.P.			0	2,274,194	3,387,097	1,716,003			67,670	413,055	480,725	7,858,019	9.47%
BioAdvance Ventures, L.P.			0	1,792,115	1,433,692	—			25,063	—	25,063	3,250,870	3.92%
Birchmere Ventures III L.P.			0	2,293,907	1,949,820	1,254,165			34,754	301,887	336,641	5,834,533	7.03%
Birchmere Ventures III TSIB, L.P.			0	1,290,323	1,096,775	705,468			19,549	169,811	189,360	3,281,927	3.95%
Innovation Valley Partners, L.P.			0	413,978	376,344	190,667			7,519	45,895	53,414	1,034,403	1.25%
Lambe, Ronan			0	987,724	537,634						0	1,525,358	1.84%
Quaker Bio Ventures II			0		12,903,226	4,766,672			300,754	1,147,374	1,448,128	19,118,026	23.04%
Safeguard Delaware Inc			0	5,376,344	7,526,881	3,813,338			150,377	917,899	1,068,276	17,784,839	21.43%
SR One Ltd.			0		5,376,344	1,588,890			125,314	382,458	507,772	7,473,006	9.01%
Angelov. Angel							215,000				215,000	215,000	0.26%
Arnold, Susan	12,655						14,917				14,917	14,917	0.02%
Barb, Tracey							34,464				34,464	34,464	0.04%
Beg, Jamil							10,000				10,000	10,000	0.01%
Brown, Charles G.							48,000				48,000	48,000	0.06%
Cardillo, Marco							5,000				5,000	5,000	0.01%
Cassidy, L. Wayne							25,000				25,000	25,000	0.03%
Chandler-Skerkis, Amy							30,000				30,000	30,000	0.04%
Cola, Michael							265,000				265,000	265,000	0.32%
Curtin, Theresa							36,164				36,164	36,164	0.04%
Higgins, Donna							35,000				35,000	35,000	0.04%
Jones, Mary							31,964				31,964	31,964	0.04%
Klos, Monica							145,858				145,858	145,858	0.18%
Kolbush-Jackson, Donna							35,464				35,464	35,464	0.04%
Logan, Honora							10,000				10,000	10,000	0.01%
McLaughlin, Gerald							687,289				687,289	687,289	0.83%
Milan, Pola							15,786				15,786	15,786	0.02%
Nett, Erica L._assignee of Robert Nett							72,000				72,000	72,000	0.09%
Nett, Nicholas E._assignee of Robert Nett							72,000				72,000	72,000	0.09%
Richardson, Lauren							25,572				25,572	25,572	0.03%
Siegel, Steven							20,000				20,000	20,000	0.02%
Stiles, Deborah							5,000				5,000	5,000	0.01%
Sussman, Joel							26,457				26,457	26,457	0.03%
Whetstone, Robert							75,000				75,000	75,000	0.09%
Oxford Finance Corp							0	134,408			134,408	134,408	0.16%
Outstanding Shares Pool			0				831,103				831,103	831,103	1.00%
Totals	3,072,655	71,250	3,131,250	16,922,506	36,173,834	14,122,924	8,366,095	134,408	736,514	3,399,493	12,636,510	82,987,024	100.00%